EXHIBIT  23.1

Terry  Amisano  Ltd.                                             AMISANO  HANSON
Kevin  Hanson, CA, CPA (Nevada)                            Chartered Accountants


                        CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form SB-2 Amendment No. 9 of our report dated November 10, 2004, relating to the financial statements of Stanford Management Ltd., as of August 31, 2004 and the reference to our firm as experts in the Registration Statement.


Vancouver,  Canada                         /s/  "Amisano  Hanson"
February  1,  2005                         Chartered  Accountants


750  West  Pender  Street, Suite 604                    Telephone:  604-689-0188
Vancouver,  Canada                                    Facsimile:    604-689-9773
V6C  2T7                                              E-Mail:  amishan@telus.net
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